Exhibit 1

POWER OF ATTORNEY

City of Moscow, the twenty-third day of April, two thousand and twelve

Open Joint Stock Company RUSNANO (RUSNANO), having its registered address at: 10a 60-letiya Oktyabrya prospect, 117036, Moscow, Russia, registered by the Moscow Administration of the Federal Tax Services on 11 March 2011, with Principal State Registration Number [xxxxx], Certificate of State Registration of Legal Entity series [xx] No. [xxxxx] issued by the Moscow Administration of the Federal Tax Service, with an entry made in the Unified Register of Legal Entities on March 11, 2011, Taxpayer Identification Number/Tax Registration Code [xxxxx], represented by the Deputy Chairman of RUSNANO—Oleg Vladimirovich Kiselev, acting on the basis of the power of attorney issued in Moscow by the Chairman of RUSNANO Anatoly Borisovich Chubais with a right of substitution of all the powers thereunder and notarized by Galina Vasilyevna Tarasova, Notary of Moscow, on March 11, 2011, valid until March 10, 2014, hereby grants the following authority and powers to any of the following persons:

Nathaniel P. Gallon, a citizen of the United States of America; and/or Lance E. Brady, a citizen of the United States of America; and/or Christopher P. McCaskill, a citizen of the United States of America; and/or John O. Reinsch, a citizen of the United States of America,

(each of them hereinafter referred to as the ‘Attorney’):

1.	To file and execute such Forms 144, Forms 3, 4 and 5, Schedules 13D and 13G (and any amendments thereto), and other forms or schedules as such Attorney shall deem necessary or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended) or any successor laws and regulations, as a consequence of RUSNANO’s ownership, acquisition or disposition of securities of NeoPhotonics Corporation, a Delaware corporation, USA (the “Company”);

2.	To do all acts necessary n order to file such forms and schedules with the Securities and Exchange Commission, any securities exchange or national association, as the Company and Attorney shall deem appropriate.

The undersigned hereby undertakes to ratify and confirm all that the Attorney shall lawfully do or cause to be done by virtue hereof and acting in the best interests of RUSNANO.

This Power of Attorney shall remain in full force and effect up to the tenth day of March, two thousand and fourteen, without the right of substitution.

/s/ Oleg Vladimirovich Kiselev

City of Moscow.

The twenty-third day of April, two thousand and twelve

This power of attorney is certified by me, Leonid Nikolaevich Ivanovskiy, Notary of Moscow. This power of attorney was signed in my presence by Oleg Vladimirovich Kiselev, acting under a power of attorney, on behalf of Open Joint Stock Company RUSNANO. The identity of the signatory has been established, his capacity and authority have been verified.

Registered in the register under No.: 2-293.

Notary: /s/ Leonid Nikolaevich Ivanovskiy

Stamp:

City of Moscow, April 23, 2012.

I, Leonid Nikolaevich Ivanovskiy, Notary of Moscow, certify that the foregoing document is a true copy of the original document and that the latter does not contain any erasures, additions, deletions or other unspecified corrections, not any peculiarities whatsoever.

Registered in the register under No. 2-294

Fee levied according to the tariff: RUB 120.00

Notary: /s/ Leonid Nikolaevich Ivanovskiy

Round seal:

L.N. Ivanovskiy * Notary of Moscow